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                                                                          PAGE 1

                               STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                        _______________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "RIGGS NATIONAL CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 1980, AT 10 O'CLOCK A.M.



                [SECRETARY OFFICE SEAL]   /s/ Edward J. Freel
                                          --------------------------------------
                                          Edward J. Freel, Secretary of State

0901688 8100                              AUTHENTICATION:  8232210

960362105                                           DATE:  12-11-96
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                         CERTIFICATE OF INCORPORATION

                                      OF

                          RIGGS NATIONAL CORPORATION


     FIRST:    The name of the Corporation is:
                    RIGGS NATIONAL CORPORATION

     SECOND:   The address of its registered office in the State of Delaware is
No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:    The nature of the business or purposes to be conducted or
promoted by the Corporation is:

     (a) To act as a holding company and to acquire and own shares and other interests in, and securities of, other corporations, associations, partnerships or individuals; and as such shareholder or as owner of such other interests and securities, to exercise all rights incident thereto.

     (b) To acquire by purchase, subscription, contract or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of the capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the
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rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things to execute consents and vote thereon, and to do any and all acts necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     (c) To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     (d) To borrow or raise monies for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

     (e) To purchase, receive, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.

     (f) To engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.
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     (g)  In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

     Fourth:   The total number of shares of stock which the Corporation shall have authority to issue is Five Million (5,000,000) shares of Common Stock, of the par value of Five Dollars ($5.00) each, amounting in the aggregate to Twenty-five Million Dollars ($25,000,000).

     FIFTH:    The name and mailing address of each incorporator is as follows:

     NAME                                    MAILING ADDRESS
     ----                                    ---------------

F.Elwood Davis                          800 17th Street, N.W.
                                        Washington, D. C. 20006

Fred M.Vinson, Jr.                      800 17th Street, N.W.
                                        Washington, D. C. 20006

John E. Boice, Jr.                      800 17th Street, N.W.
                                        Washington, D. C. 20006

     SIXTH:    The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws and may be increased or decreased from time to time as therein provided, but the number thereof shall not be less than five.

     SEVENTH: The powers of the incorporators shall terminate upon the filing of this Certificate of Incorporation, and the names and mailing addresses of the persons to serve as initial directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

     Names of Directors                 Mailing Addresses
     ------------------                 -----------------

  Vincent C. Burke, Jr.               1503 Pennsyslvania Avenue, N.W.
                                      Washington, D. C. 20074

  Daniel J. Callahan. III             1503 Pennsyslvania Avenue, N.W.

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     Francis J. Lyons                   1503 Pennsylvania Avenue, N.W.
                                        Washington, D.C.   20074

     James D. M. McComas                1503 Pennsylvania Avenue, N.W.
                                        Washington, D.C.   20074

     William G. Tull                    1503 Pennsylvania Avenue, N.W.
                                        Washington, D.C.   20074

     George O. Vass, Jr.                1503 Pennsylvania Avenue, N.W.
                                        Washington, D.C.   20074

          EIGHTH: The following provisions are adopted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors, and the stockholders:

               (a) The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

               (b) The directors shall have power to adopt By-laws, and, from time to time, to amend or repeal any By-law.

               (c) The Directors may from time to time declare such dividends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law, and pay the same to the stockholders at such times as they shall fix.

               (d) The Board of Directors shall have power to issue bonds, debentures, or other obligations, either nonconvertible or convertible into the Corporation's stock, upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board of Directors prior to the issue of such bonds, debentures or other obligations.

               (e) The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the state of Delaware, at

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such places as may be from time to time designated by the By-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

          (f) It is the intention that the objects, purposes and powers specified in Article THIRD hereof shall, except where otherwise specified in said Article, be nowise limited or restricted by reference to or inference from the terms of any other article or paragraph in this Certificate of Incorporation, but that the objects, purposes and powers specified in Article THIRD and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

     NINTH: No holder of any class of stock of the Corporation, whether now or hereafter authorized, shall have any preemptive right, as such holder, to purchase or subscribe for any stock of any class of the Corporation, whether now or hereafter authorized, or to purchase or subscribe for any security or obligation convertible into or exchangeable for or evidencing the right to purchase stock of any class, which the Corporation may at times issue, but all stock of any class and all securities or obligations of the Corporation whether or not convertible, exchangeable or evidencing the right to purchase as aforesaid, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such person or persons, as the Board of Directors in its absolute discretion may deem advisable.

     TENTH: At all meetings of stockholders held for the election of directors or for any other corporate purpose, each holder of capital stock of the Corporation, whether now or hereafter authorized; shall be entitled to one vote, in person or by proxy, for each share of stock held by him. Cumulative

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voting for the election of directors shall not be permitted. Shares of its own capital stock belonging to the Corporation or belonging to another corporation, a majority of the voting stock of which is held directly or indirectly by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Article TENTH shall be construed as limiting the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     ELEVENTH: The Corporation shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent authorized or permitted by the General Corporation Law of the State of Delaware. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, while holding any such office, and shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power to purchaser and maintain

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insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the Article ELEVENTH.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THIRTEENTH:  The Corporation is to have perpetual existence.

     We, the undersigned, being all of the incorporators hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true; and we have accordingly hereunto set our respective hands and seals.

Date at Washington, D.C.

October 23, 1980


                                                    /s/ F. Elwood Davis(SEAL)
                                                    ----------------------------
                                                       F. Elwood Davis


                                                    /s/ Fred M. Vinson(SEAL)
                                                    ----------------------------
                                                        Fred M. Vinson, Jr.

                                                    /s/ John E. Boice, Jr.(SEAL)
                                                    ----------------------------
                                                        John E. Boice, Jr.
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DISTRICT OF COLUMBIA) SS:

     Be it remembered, That on this 23rd day of October personally appeared
                                    ----        -------
before me, HARRIET MORGAN, a Notary Public, F. ELWOOD DAVIS, FRED M. VINSON, JR., and JOHN E. BOICE, JR., parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said certificate, they did each severally acknowledge that they signed, sealed and delivered the same as their voluntary act and deed, and each deposed that the facts therein stated were truly set forth.

     Given under my hand and seal of office the day and year aforesaid.

                                              /s/ Harriet Morgan
                                              --------------------------
                                              Notary Public,

My Commission Expires November 30, 1982